EXHIBIT 99.2

Zomedica CEO Issues Shareholder Letter as TRUFORMA™ Nears Commercialization

ANN ARBOR, Mich., Jan. 18, 2021 (GLOBE NEWSWIRE) -- Zomedica Corp. (NYSE American: ZOM) (“Zomedica” or the “Company”), a veterinary health company creating point-of-care diagnostics products for dogs and cats, today issued the following letter from Robert Cohen, Chief Executive Officer, updating Zomedica’s shareholders regarding several key activities and events:

Dear Shareholders:

I am hopeful that you had a pleasant holiday season and wish you the best during the new year. We at Zomedica are excited as we enter 2021 ready for a year of positive events. As a result of the recent increase in the price of our common shares over the last several weeks, investors have been exercising their outstanding warrants, which has resulted in Zomedica receiving more than $40 million of additional cash though January 15, 2021. This additional infusion of cash further enhances our already very healthy balance sheet. Our cash and cash equivalents now are in excess of $90 million, net of all capital and operating expenditures from the fourth quarter. We expect that this amount will be sufficient to fund operations at least through calendar year 2023. Our goal is to be cash-flow positive at that point.

On January 12, 2021, the NYSE American LLC (“NYSE American”) notified Zomedica that it successfully has regained compliance with the NYSE American’s continued listing standards related to price per share set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”).  As previously disclosed, on April 10, 2020 the Company received a letter from the NYSE American stating that it was not in compliance with the continued listing standards set forth in Section 1003(f)(v) of the Company Guide as a result of the then-existing low trading price of the Company’s common shares. The NYSE American has informed the Company that it now is in compliance with the NYSE American’s continued listing standards set forth in Part 10 of the Company Guide and that the “.BC”  indicator no longer will be disseminated beginning at the opening of trading on January 13, 2021. In addition, the Company will be removed from the list of NYSE American noncompliant issuers on the Exchange’s website.

Also of importance to shareholders is the revised bonus plan instituted by Zomedica management. Previously, the level of bonus achievement for all bonus-eligible employees other than the Chief Executive Officer was calculated on a quarterly basis based upon individual milestones. For 2021, these metrics have been changed. All 2021 bonuses will be calculated annually based upon the achievement of Zomedica revenue and cash flow projection achievement. This change was made to better align bonuses with shareholder interests and value creation for our shareholders.

We are, of course, approaching our planned March 30th commercial launch of TRUFORMA™, our point-of-care diagnostic platform. Commercialization plans remain on track and we are beginning to build inventory. As our sales effort begins, we intend to implement a controlled release phase wherein we slowly begin the sale of the TRUFORMA instrument and at least three assays in a limited geographic area in order to test our distribution system to be sure that it performs as we anticipate in these COVID-challenged times. We then expect to add two more assays later in 2021 as we continue to pursue a limited target market. The lessons learned during this COVID-impacted period are expected to be invaluable as we proceed into the future.   Toward the end of 2021, we hope to expand our geographic coverage if market conditions justify such an expansion.

While the sales focus for 2021 will be on creating an installed base of TRUFORMA instruments, each of these instruments provides a razor/razor blade opportunity not only as it relates to the initial five assays that we intend to make available in 2021, but to the expanding family of assays that Zomedica expects to develop and release over the next several years. As previously disclosed, the first panel of these new assays, for the diagnosis of certain gastrointestinal conditions, is planned to include three different assays that currently are under development with Zomedica’s technology partner, Qorvo Biotechnologies LLC.

As we often have stated before, protected by approximately 70 issued and pending patents, the TRUFORMA diagnostic platform uses Bulk Acoustic Wave (“BAW”) technology, developed by Qorvo (NASDAQ: QRVO) to provide a non-optical and fluorescence-free detection system for use at the point-of-care. BAW technology, also used in cell phones and in the world’s most advanced radar and communications systems, is an extremely reliable and precise technology.

I thank all of our shareholders for your continuing support, and hope that 2021 brings you continued health, happiness, safety and prosperity.

Yours truly,

Robert Cohen
Chief Executive Officer

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) is a veterinary health company creating products for dogs and cats by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include innovative diagnostics and medical devices that emphasize patient health and practice health. It is Zomedica’s mission to provide veterinarians the opportunity to increase productivity and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory
Except for statements of historical fact, this news release contains certain "forward-looking information" or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to American economic growth, demand for the Company’s products, the Company’s ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements, our ability to realize upon our business plans and cost control efforts and the impact of COVID-19 on our business, results and financial condition.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, as well as the cost of commercialization efforts, including the cost to develop a distribution network and manage our growth; uncertainty as to our ability to supply equipment and assays in response to customer demand; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon our business operations generally, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:
PCG Advisory
Kirin Smith, President
ksmith@pcgadvisory.com
+1 646.863.6519